Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Pamrapo Bancorp, Inc. on Form S-8 of our report dated July 9, 2008, appearing in the Annual Report on Form 11-K of Pamrapo Savings Bank, S.L.A. 401k Savings Plan for the year ended December 31, 2007.

/s/  BEARD MILLER COMPANY LLP

Beard Miller Company LLP

Pine Brook, New Jersey

July 15, 2008